UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2024

INTERPACE BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waterview Plaza, Suite 310

2001 Route 46,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On October 10th, 2024, Interpace Biosciences, Inc. (the “Company”), Ampersand 2018 Limited Partnership (“Ampersand”) and 1315 Capital II, L.P. (“1315 Capital and, together with Ampersand, the “Investors”) entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which the Company exchanged (the “Exchange”) an aggregate of 47,000 shares of the Company’s existing Series B convertible preferred stock of the Company, par value $0.01 per share (the “Series B Preferred Stock”), comprised of 28,000 shares of Series B Preferred Stock held by Ampersand and 19,000 shares of Series B Preferred Stock held by 1315 Capital, which represented all of the Company’s issued and outstanding Series B Preferred Stock, for 47,000 newly created shares of Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), at an issuance price per share of $1,000 (the “Stated Value”). In the Exchange, Ampersand received 28,000 shares of Series C Preferred Stock and 1315 received 19,000 shares of Series C Preferred Stock. The Company believes that the newly issued Series C Preferred Stock should constitute stockholders’ equity under generally accepted accounting principles.

The Series C Preferred Stock is convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a conversion price of $2.02 per share of Common Stock (subject to further adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares) (the “Series C Conversion Price”) which was the closing price of the Common Stock on the date of the Exchange Agreement. The Series C Preferred Stock does not have a liquidation preference over the Common Stock in the event of a sale or dissolution of the Company, does not have director designation rights and includes limited customary protective provisions. The Series B Preferred Stock had a conversion price of $6.00 per share of Common Stock and included additional protective provisions not applicable to the Series C Preferred Stock, including (i) limitations on the Board of Directors of the Company (the “Board”) to declare dividends, (ii) director designation rights for each of the Investors, (iii) liquidation rights of holders upon “deemed liquidation” events, including a liquidation preference over the Common Stock, (iv) limitations on the ability to authorize, issue or create debt securities, (v) limitations on the ability to enter into mergers or acquisitions and (vi) limitations on the ability to conduct public offerings of the Company’s Common Stock.

The closing of the transactions contemplated by the Exchange Agreement occurred on October 11, 2024 following the satisfaction of customary conditions set forth in the Exchange Agreement and did not result in the receipt of any cash proceeds by the Company.

Certificate of Designation

In connection with the Exchange, on October 11, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock in the form attached as Exhibit A to the Exchange Agreement, and filed herewith as Exhibit 3.1 (the “Certificate of Designation”), with the Secretary of State of the State of Delaware. Each capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Certificate of Designation.

Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock, into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the Certificate of Designation, holders of Series C Preferred Stock will vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Conversion

The Certificate of Designation provides that from and after the Issuance Date and subject to the terms of the Certificate of Designation, each share of Series C Preferred Stock is convertible, at any time and from time to time, at the option of the holder into a number of shares of Common Stock equal to the product of the Series C Conversion Ratio (the “Series C Conversion Ratio”) and the number of shares of Series C Preferred Stock to be converted. The Series C Conversion Ratio is calculated by dividing the Stated Value per share of Series C Preferred Stock by the Series C Conversion Price. The Series C Conversion Ratio is subject to adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization which results in the adjustment of the Series C Conversion Price.

The aggregate number of shares of Common Stock that may be issued through conversion of all of the Exchange Shares is 23,267,326 shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

Mandatory Conversion

Immediately prior to the Company’s listing of Common Stock on The Nasdaq Stock Market, all outstanding shares of Series C Preferred Stock shall automatically convert into a number of shares of Common Stock equal to the product of the Series C Conversion Ratio and the number of shares of Series C Preferred Stock owned by each holder.

Dividends

The Certificate of Designation does not provide for mandatory dividends on the Series C Preferred Stock. Dividends may be declared and paid on the Series C Preferred Stock from funds lawfully available and as determined by the Board.

Protective Provisions

For so long as any shares of Series C Preferred Stock are outstanding, the written consent of each holder of the then outstanding shares of Series C Preferred Stock is required for the Company or its subsidiaries to (i) amend, waive, alter or repeal the preferences, rights, privileges or powers of the holders of the Series C Preferred Stock, (ii) amend, alter or repeal any provision of the Certificate of Designation in a manner adverse to the holders of the Series C Preferred Stock or (iii) authorize, create or issue any equity securities senior to or pari passu with the Series C Preferred Stock.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series C Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders on a pari passu basis with the holders of the Common Stock of the Company.

Amended and Restated Investor Rights Agreement

In connection with the Exchange, on October 10, 2024, the Company and the Investors entered into an amended and restated investor rights agreement (the “Amended and Restated Investor Rights Agreement”), which amended and restated that certain Amended and Restated Investor Rights Agreement, dated as of January 15, 2020, among the Company and the Investors (the “Prior Investor Rights Agreement”), the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on January 17, 2020. Pursuant to the Amended and Restated Investor Rights Agreement, the Company and the Investors established certain terms and conditions concerning the rights of and restrictions on the Investors with respect to the ownership of the Series C Preferred Stock of the Company.

The Amended and Restated Investor Rights Agreement provides the Investors with (1) demand registration rights exercisable beginning on the date of the Closing and subject to certain limitations described therein, (2) piggy-back registration rights at any time the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, subject to certain exceptions described therein, and (3) shelf registration rights.

The foregoing description of the Amended and Restated Investor Rights Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Investor Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Termination of Support Agreement

As previously reported on the Company’s Form 10-Q for the period ended June 30, 2020, filed on October 19, 2020, the Company entered into a Support Agreement (the “Support Agreement”) with 1315 Capital, pursuant to which 1315 Capital consented to, and agreed to vote (by proxy or otherwise), all shares of Series B Preferred Stock registered in its name or beneficially owned by it and/or over which it exercises voting control as of the date of the Support Agreement and any other shares of Series B Preferred Stock legally or beneficially held or acquired by 1315 Capital after the date of the Support Agreement or over which it exercises voting control, in favor of any Fundamental Action desired to be taken by the Company as determined by the Board. For purposes of the Support Agreement, “Fundamental Action” means any action proposed to be taken by the Company and set forth in Section 4(d)(i), 4(d)(ii), 4(d)(v), 4(d)(vi), 4(d)(viii) or 4(d)(ix) of the Series B Preferred Stock designated in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on January 17, 2020, or Section 8.5.1.1, 8.5.1.2, 8.5.1.5, 8.5.1.6, 8.5.1.8 or 8.5.1.9 of the Prior Investor Rights Agreement.

In connection with the Exchange, the Company and 1315 Capital entered into a Termination of Support Agreement, dated October 14, 2024 (the “Support Termination Agreement”), pursuant to which the parties agreed that the Support Agreement would immediately terminate and be of no further force and effect as of the date of the Support Termination Agreement.

The foregoing description of the Support Termination Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Support Termination Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The shares of Series C Preferred Stock issued in the Exchange were not registered under the Securities Act, and were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

The information regarding the Exchange, including entry into the Exchange Agreement, as set forth in Item 1.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Exchange, including entry into the Exchange Agreement and the filing of the Certificate of Designation concurrent with Closing, as set forth in Item 1.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding the filing of the Certificate of Designation with the Secretary of State of Delaware on October 11, 2024, as set forth in Item 1.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On October 15, 2024, the Company issued a press release announcing the execution of the Exchange Agreement and the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, filed October 11, 2024.

10.1	Exchange Agreement, dated as of October 10, 2024, by and among Interpace Biosciences, Inc., 1315 Capital II, L.P. and Ampersand 2018 Limited Partnership

10.2	Amended and Restated Investor Rights Agreement, dated as of October 10, 2024, by and among Interpace Biosciences, Inc., 1315 Capital II, L.P. and Ampersand 2018 Limited Partnership.

10.3	Termination of Support Agreement, dated as of October 14, 2024, by and between Interpace Biosciences, Inc. and 1315 Capital II, L.P.

99.1	Press Release, dated October 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	President and Chief Executive Officer

Date: October 15, 2024